Exhibit 10.15

SCHEDULE "A"

Exchangeable Share Provisions

SHARE STRUCTURE
Attached to and Forming Part of
the Articles of Incorporation of
GRAN TIERRA GOLDSTRIKE INC.

The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Exchangeable Shares.

COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

1. Voting

   1.1. Holders of Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation, except meetings of holders of another class of shares. Each Common Share shall entitle the holder thereof to one vote.

2. Dividends

   2.1. Subject to the preferences accorded to holders of Exchangeable Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time with respect to the payment of dividends, holders of Common Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

3. Liquidation, Dissolution or Winding-Up

   3.1. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of Common Shares shall be entitled, subject to the preferences accorded to holders of Exchangeable Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Corporation.

EXCHANGEABLE SHARES

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares shall be as follows:

ARTICLE 1
INTERPRETATION

For the purposes of these rights, privileges, restrictions and conditions:

Section 1.1 Definitions.

"Act" means the *Business Corporations Act* (Alberta) as amended, consolidated or re-enacted from time to time.

"Affiliate" has the meaning ascribed thereto in the Act.

"Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the seventh anniversary date of the Effective Date, unless:

(a) such date shall be extended at any time or from time to time to a specified later date by prior written notice from the Board of Directors given not later than 30 days prior to the seventh anniversary of the Effective Date to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be the later date designated in such notice; or

(b) such date shall be accelerated at any time or from time to time to a specified earlier date by the Board of Directors:

(i) if at such time there are outstanding fewer than 10% of the issued and outstanding Exchangeable Shares outstanding immediately following the Effective Date (other than Exchangeable Shares held by Goldstrike, Callco, their Subsidiaries or Affiliates, and as such number of shares may be adjusted by the Board of Directors as required by Article 10 of these share provisions to give effect to any transaction involving or affecting the number of issued Exchangeable Shares) upon at least 30 days' prior written notice of any such acceleration to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be the date designated in such notice; provided, however, that such date may not be before the second anniversary of the Effective Date;

(ii) if at such time an Exchangeable Share Voting Event is proposed and the holders of such number of Exchangeable Shares as would be required for the class to approve or disapprove such Exchangeable Share Voting Event have not given the holder of the Special Voting Share designated by Goldstrike irrevocable proxies, within fourteen Business Days of receipt of the Board of Directors' request therefor, to vote their Exchangeable Shares with respect to such Exchangeable Share Voting Event in the manner determined by such holder, in his entire discretion, in which case, the Automatic Redemption Date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event;

(iii) if at such time an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case, the Automatic Redemption Date shall be the date as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(iv) if at such time there is outstanding a proposed Goldstrike Control Transaction, upon at least ten days' prior written notice to the registered holders of the Exchangeable Shares, in which case, the Board of Directors may accelerate the Automatic Redemption Date to the date of closing of such Goldstrike Control Transaction, but at a time immediately before the time of the closing of such Goldstrike Control Transaction, if the Board of Directors determines, in good faith and in its sole discretion, that (x) it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Goldstrike Control Transaction and (y) the redemption of all but not less than all of the outstanding Exchangeable Shares is required to enable the completion of such Goldstrike Control Transaction in accordance with its terms.

"**Board of Directors**" means the board of directors of the Corporation.

"**Business Day**" means any day, other than a Saturday, a Sunday or a day when banks are not generally open for business in Calgary, Alberta.

"**Callco**" means 1203647 Alberta Inc., a corporation incorporated and existing under the Act, and includes any successor corporation.

"**Call Rights**" means, collectively, the Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Change of Law Call Right; and "**Call Right**" shall mean any one of such Call Rights.

"**Canadian Dollar Equivalent**" means in respect of an amount expressed in a currency other than Canadian dollars (the "**Foreign Currency Amount**"), at any date, the product obtained by multiplying:

(a) the Foreign Currency Amount, by

(b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors acting reasonably to be appropriate for such purpose.

"**Change of Law Call Right**" has the meaning provided in the Voting, Exchange and Support Agreement.

"**Common Shares**" means the common shares in the capital of the Corporation.

"**Corporation**" means Gran Tierra Goldstrike Inc., a corporation incorporated and existing under the Act, and includes any successor corporation.

"**Current Market Price**" means, in respect of a Goldstrike Share on any date, the Canadian dollar equivalent of the average closing price per Goldstrike Share over the period of 30 consecutive trading days ending five trading days before such date on the NASD OTC Bulletin Board or, if Goldstrike Shares are not then listed on the NASD OTC Bulletin Board, on such other principal stock exchange or automated quotation system on which Goldstrike Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of Goldstrike Shares during such period, then the Current Market Price of a Goldstrike Share shall be determined by the Board of Directors of Goldstrike based upon the advice of such qualified independent financial advisors as the Board of Directors of Goldstrike may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

"**Effective Date**" means the date of issue of the Exchangeable Shares.

"**Exchangeable Share Consideration**" means, with respect to each Exchangeable Share, for any acquisition of, or redemption of, or retraction of, or distribution of assets of the Corporation in respect of, the Exchangeable Share or purchase of the Exchangeable Share pursuant to the Voting, Exchange and Support Agreement or hereunder, the aggregate of the following:

(a) the Current Market Price of a Goldstrike Share, such consideration to be fully paid and satisfied by the delivery of one Goldstrike Share, as evidenced by a certificate representing the aggregate number of such Goldstrike Shares; plus

(b) the amount of all cash dividends declared and unpaid by Goldstrike on a Goldstrike Share at the effective time of any such action, payable by means of a cheque payable at any branch of the bankers of the payor; plus

(c) the amount of all declared and unpaid non-cash dividends or other distributions by Goldstrike on a Goldstrike Share at the effective time of any such action, payable by means of a cheque payable at any branch of the bankers of the payor in an amount equal to the fair market value of the property distributed on the effective date of the relevant action or, at the option of the Board of Directors, payable by the delivery of such non-cash items;

provided that (i) any such Goldstrike Share shall be duly issued as fully paid and non-assessable, free and clear of any lien, hypothec, pledge, claim, encumbrance, security interest or adverse claim or interest other

than those under applicable securities laws, and (ii) such consideration shall be paid less any amounts required to be deducted and withheld therefrom pursuant to Section 12.3 hereof and subject to the further qualifications set forth in Section 12.3 hereof, and all without interest. For greater certainty, in no event shall a holder of Exchangeable Shares be entitled to receive or demand any consideration for the acquisition of, or redemption of, or retraction of, or distribution of the assets of the Corporation in respect of, any Exchangeable Shares, whether pursuant to the Voting, Exchange and Support Agreement or hereunder, other than Goldstrike Shares and, if applicable, any amounts referred to in paragraphs (b) and (c) above.

"**Exchangeable Share Voting Event**" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, a sale of all or substantially all of the assets of the Corporation, other than an Exempt Exchangeable Share Voting Event.

"**Exchangeable Shares**" means the non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

"**Exempt Exchangeable Share Voting Event**" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to or in the rights of the holders of the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Goldstrike Shares.

"**Goldstrike**" means Goldstrike Inc., a corporation incorporated under the laws of the State of Nevada, and includes any successor corporation.

"**Goldstrike Shares**" means the common shares of $0.001 per share in the capital of Goldstrike.

"**Goldstrike Control Transaction**" shall be deemed to have occurred if:

(a) any person, firm or corporation (except any person, firm or corporation who or which, at the Effective Date, owned more than 40% of the issued and outstanding Goldstrike Shares) acquires, directly or indirectly, the beneficial ownership of any voting security of Goldstrike and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then outstanding voting securities of Goldstrike;

(b) the individuals who:

    (i) as of the Effective Date constitute the board of directors of Goldstrike (the "**Original Directors**");

    (ii) thereafter are elected to the board of directors of Goldstrike (the "**Goldstrike Board**") and whose election, or nomination for election, to the Goldstrike Board was approved by a vote of at least 2/3 of the Original Directors then still in office (such directors being called "**Additional Original Directors**"); or

    (iii) are elected to the Goldstrike Board and whose election, or nomination for election, to the Goldstrike Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office,

    cease for any reason (except by reason of any action taken by any person who, at the Effective Date, owned 40% or more of the issued and outstanding Goldstrike Shares) to constitute a majority of the members of the Goldstrike Board;

(c) the shareholders of Goldstrike shall approve a merger or reorganization of Goldstrike or consummation of any such transaction if shareholder approval is not sought or obtained, other than any such transaction which would result in at least 51% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of Goldstrike immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

(d) the shareholders of Goldstrike shall approve a plan of complete liquidation of Goldstrike or an agreement for the sale or disposition by Goldstrike of all or substantially all of Goldstrike's assets.

"**Goldstrike Dividend Declaration Date**" means the date on which the board of directors of Goldstrike declares any dividend on the Goldstrike Shares.

"**Gran Tierra**" means Gran Tierra Energy Inc.

"**ITA**" means the *Income Tax Act* (Canada), as amended.

"**Liquidation Amount**" has the meaning provided in Section 5.1 hereof.

"**Liquidation Call Right**" has the meaning provided in the Voting, Exchange and Support Agreement.

"**Liquidation Date**" has the meaning provided in Section 5.1 hereof.

"**Redemption Call Purchase Price**" has the meaning provided in the Voting, Exchange and Support Agreement.

"**Redemption Call Right**" has the meaning provided in the Voting, Exchange and Support Agreement.

"**Redemption Price**" has the meaning provided in Section 7.1 hereof.

"**Retracted Shares**" has the meaning provided in Section 6.1(a) hereof.

"**Retraction Call Right**" has the meaning provided in the Voting, Exchange and Support Agreement.

"**Retraction Date**" has the meaning provided in Section 6.1(b) hereof.

"**Retraction Price**" has the meaning provided in Section 6.1 hereof.

"**Retraction Request**" has the meaning provided in Section 6.1 hereof.

"**Share Purchase Agreement**" means the agreement dated effective the 10th day of November, 2005, by and among Goldstrike, Gran Tierra and the holders of the issued and outstanding shares in the capital of Gran Tierra specified therein, pursuant to which the Exchangeable Shares were issued.

"**Subsidiary**", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

"**Transfer**" has the meaning provided in Section 12.4 hereof.

"**Trustee**" has the meaning ascribed thereto in the Voting Exchange and Support Agreement.

"Voting, Exchange and Support Agreement" means that certain Voting, Exchange and Support Agreement between Goldstrike, Callco, the Corporation, and the Trustee as of the Effective Date to be entered into contemporaneously with the first issue of the Exchangeable Shares.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

Section 2.1

The Exchangeable Shares shall be entitled to a preference, as provided in Article 5, over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its members for the purpose of winding up its affairs.

ARTICLE 3
DIVIDENDS

Section 3.1

(1) A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, declare a dividend on each Exchangeable Share, on each Goldstrike Dividend Declaration Date (which shall be paid in accordance with Section 3.3):

(a) in the case of a cash dividend declared on the Goldstrike Shares, in an amount in cash for each Exchangeable Share in U.S. Dollars, or the Canadian Dollar Equivalent thereof on the Goldstrike Dividend Declaration Date, in each case, equal to the cash dividend (net of any tax credit) declared on each Goldstrike Share;

(b) in the case of a share dividend on the Goldstrike Shares to be paid in Goldstrike Shares, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Goldstrike Shares to be paid on each Goldstrike Share, unless in lieu of such share dividend, Goldstrike elects to effect a corresponding and contemporaneous and economically equivalent subdivision of the outstanding Exchangeable Shares; or

(c) in the case of a dividend declared on the Goldstrike Shares in property other than cash or Goldstrike Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to the type and amount of property declared as a dividend on each Goldstrike Share.

(2) Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, or through the subdivision of the outstanding Exchangeable Shares, as applicable.

Section 3.2

Cheques of the Corporation payable at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(1)(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any share dividends contemplated by Section 3.1(1)(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the share dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(1)(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or

transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

Section 3.3

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Goldstrike Shares.

Section 3.4

Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive any other or further dividends in respect thereof.

ARTICLE 4
CERTAIN RESTRICTIONS

Section 4.1

So long as any of the Exchangeable Shares are outstanding, the Corporation shall not without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

(a) amend the constating documents of the Corporation in a manner which would prejudicially affect the holders of Exchangeable Shares in any material respect; or

(b) initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation; or

(c) except for Exchangeable Shares issued to holders of common shares of Gran Tierra pursuant to a compulsory acquisition pursuant to the Act, as contemplated by the Share Purchase Agreement, create or issue any further Exchangeable Shares or any other shares of the Corporation ranking equally with our superior to the Exchangeable Shares to any person, other than Exchangeable Shares issued as dividends pursuant to Section 3.1 hereof or increase or decrease the maximum number of authorized Exchangeable Shares or increase the maximum number of authorized shares of a class ranking equally with or superior to the Exchangeable Shares.

Section 4.2

So long as any of the Exchangeable Shares are outstanding and any dividends required to have been declared and paid on the outstanding Exchangeable Shares pursuant to Article 3 have not been declared and paid in full, the Corporation shall not without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

(a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than share dividends payable in any such other shares ranking junior to the Exchangeable Shares;

(b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

Section 5.1

In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its members for the purpose of winding-up its affairs, subject to the exercise by Callco of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "**Liquidation Date**"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Liquidation Date (the "**Liquidation Amount**"), which as set forth in Section 5.2, shall, subject to the exercise by Callco of the Liquidation Call Right, be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such holder's total Liquidation Amount.

Section 5.2

On or promptly after the Liquidation Date, and provided that Callco has not exercised the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares. The Exchangeable Share Consideration representing the total Liquidation Amount for such Exchangeable Shares shall be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the place of delivery.

On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate share of the Exchangeable Share Consideration representing the total Liquidation Amount, unless payment of the Exchangeable Share Consideration representing the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Exchangeable Share Consideration representing the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safekeeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares shall be limited to receiving their proportionate share of the Exchangeable Share Consideration representing the total Liquidation Amount so deposited for such Exchangeable Shares, against presentation and surrender of such certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration and the entry of the names of the holders of the Exchangeable Shares in the register of members of Goldstrike in respect of such Goldstrike Shares, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Goldstrike Shares delivered to them or the custodian on their behalf.

Section 5.3

After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Exchangeable Share Consideration representing the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

Section 6.1

A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right, and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder in tranches of 5,000 Exchangeable Shares or integral multiples thereof (or the balance of the Exchangeable Shares then held by such holder, if such balance is less than 5,000 Exchangeable Shares) for an amount equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Retraction Date (the "**Retraction Price**"), which as set forth in Section 6.3, shall, subject to the exercise by Callco of the Retraction Call Right, be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing such holder's total Retraction Price. To effect such redemption, the holder shall present and surrender at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, the certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the "**Retraction Request**") in the form of Exhibit "A" hereto or in such other form as may be acceptable to the Corporation:

(a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "**Retracted Shares**") redeemed by the Corporation;

(b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "**Retraction Date**"), provided that the Retraction Date shall be not less than 20 days nor more than 30 days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 30th day (or, if such day is not a Business Day, the first Business Day thereafter) after the date on which the Retraction Request is received by the Corporation; and

(c) acknowledging the Retraction Call Right of Callco in the Voting, Exchange and Support Agreement to purchase all but not less than all of the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Voting, Exchange and Support Agreement.

Section 6.2

Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6 hereof, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the Exchangeable Share Consideration representing the total Retraction Price with respect to such shares in accordance with Section 6.3 hereof. If only a part of the Exchangeable Shares

represented by any certificate are redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

Section 6.3

The Corporation shall deliver or cause to be delivered, the Exchangeable Share Consideration representing the total Retraction Price to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the principal executive officers of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, and such delivery of such Exchangeable Share Consideration to the holder shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price to the extent that the same is represented by such share certificates and cheques (less any tax deducted and withheld therefrom and remitted to the proper tax authority).

Section 6.4

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate share of the Exchangeable Share Consideration representing the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration representing the total Retraction Price shall not be made as provided in Section 6.3 hereof, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, and the name of the holder of the Retracted Shares has been entered in the register of members of Goldstrike in respect of such Goldstrike Shares, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the Goldstrike Shares delivered to it.

Section 6.5

Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a *pro rata* basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.6 hereof, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Callco to such holder of the Exchangeable Share Consideration representing the Retraction Price for each such Retracted Share, all as more specifically provided in the Voting, Exchange and Support Agreement.

Section 6.6

A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the third Business Day immediately preceding the Retraction Date, withdraw its Retraction

Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

Section 7.1

Subject to applicable law, provided that if Callco has not exercised the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount for each Exchangeable Share equal to the Exchangeable Share Consideration applicable on the last Business Day prior to the Automatic Redemption Date (the "**Redemption Price**"), which as set forth in Section 7.3, shall, subject to the exercise by Callco of the Redemption Call Right, be fully paid and satisfied by the delivery by or on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price.

Section 7.2

In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least ten days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

Section 7.3

On or after the Automatic Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Exchangeable Share Consideration representing the Redemption Price for each such Exchangeable Share upon presentation and surrender at the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, of the certificates representing such Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the constating documents of the Corporation and such additional documents and instruments as the Corporation may reasonably require. The Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares shall be delivered to each holder at the address of the holder recorded in the securities register.

On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate share of the Exchangeable Share Consideration representing the total Redemption Price, unless payment of the Exchangeable Share Consideration representing the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Exchangeable Share Consideration representing the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right, at any time after the sending of notice of its intention to redeem the Exchangeable Shares as set forth above, to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with the Trustee or any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate share of the Exchangeable Share Consideration representing the total Redemption Price so deposited for such Exchangeable Shares, against

presentation and surrender of such certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration and the entry of the names of the holders of the Exchangeable Shares in the register of members of Goldstrike in respect of such Goldstrike Shares, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Goldstrike Shares delivered to them or the custodian on their behalf.

ARTICLE 8
VOTING RIGHTS

Section 8.1

Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting or to vote by written consent on any matter.

ARTICLE 9
AMENDMENT AND APPROVAL

Section 9.1

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares, voting separately as a class, given as hereinafter specified in addition to the approval of the holders of shares of the Corporation to which are attached the right to vote.

Section 9.2

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, provided, however, that such approval must be evidenced by a written resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the Exchangeable Shares outstanding at that time are present or represented by proxy or such other authorized person (excluding Exchangeable Shares beneficially owned by Goldstrike, Callco, their Affiliates or Subsidiaries) or by a written resolution signed by the holders of the then Exchangeable Shares outstanding excluding Exchangeable Shares beneficially owned by Goldstrike, Callco, their Affiliates or Subsidiaries. If at any such meeting the holders of at least 50% of the Exchangeable Shares outstanding at that time are not present or represented by proxy or such other authorized person within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy or such other authorized person thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at such meeting (excluding Exchangeable Shares beneficially owned by Goldstrike, Callco, their Affiliates or Subsidiaries) shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE 10
RECIPROCAL CHANGES, ETC. IN RESPECT OF GOLDSTRIKE SHARES

Section 10.1

Each holder of an Exchangeable Share hereby acknowledges that the Voting, Exchange and Support Agreement provides, in part, that:

(a) Except for transactions contemplated by the Share Purchase Agreement, Goldstrike agrees that in the event Goldstrike takes any of the following actions:

(i) issues or distributes Goldstrike Shares (or securities exchangeable for or convertible into or carrying rights to acquire Goldstrike Shares) to the holders of all or substantially all of the then outstanding Goldstrike Shares by way of share dividend or other distribution, other than an issue of Goldstrike Shares (or securities exchangeable for or convertible into or carrying rights to acquire Goldstrike Shares) to holders of Goldstrike Shares who exercise an option to receive dividends in Goldstrike Shares (or securities exchangeable for or convertible into or carrying rights to acquire Goldstrike Shares) in lieu of receiving cash dividends; or

(ii) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding Goldstrike Shares entitling them to subscribe for or to purchase Goldstrike Shares (or securities exchangeable for or convertible into or carrying rights to acquire Goldstrike Shares); or

(iii) issues or distributes to the holders of all or substantially all of the then outstanding Goldstrike Shares, (A) shares or securities of Goldstrike of any class other than Goldstrike Shares (and other than shares convertible into or exchangeable for or carrying rights to acquire Goldstrike Shares), (B) rights, options or warrants other than those referred to in (ii) above, (C) evidences of indebtedness of Goldstrike or (D) assets of Goldstrike,

Goldstrike will ensure that the economic equivalent on a per share basis of such rights, options, securities, shares, evidence of indebtedness or other assets shall be issued or distributed simultaneously to holders of the Exchangeable Shares;

(b) Goldstrike agrees that in the event Goldstrike takes any of the following actions:

(i) subdivides, redivides or changes the then outstanding Goldstrike Shares into a greater number of Goldstrike Shares; or

(ii) reduces, combines, consolidates or changes the then outstanding Goldstrike Shares into a lesser number of Goldstrike Shares; or

(iii) reclassifies or otherwise changes any of the terms and conditions of the Goldstrike Shares, or effects an amalgamation, merger, reorganization or other transaction affecting Goldstrike Shares,

Goldstrike will provide at least 7 days prior written notice thereof to the holders of Exchangeable Shares and ensure that the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares; and

(c) the Corporation agrees that, to the extent required, upon due notice from Goldstrike, the Corporation will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Corporation, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Goldstrike Shares and Exchangeable Shares as provided for in this Section.

ARTICLE 11
ACTIONS BY THE CORPORATION UNDER VOTING, EXCHANGE AND SUPPORT AGREEMENT

Section 11.1

The Corporation will take all such actions and do all such things as may be necessary or advisable to perform and comply with and to ensure performance and compliance by Goldstrike, Callco and the Corporation with all provisions of the Voting, Exchange and Support Agreement applicable to Goldstrike, Callco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of the Exchangeable Shares all rights and benefits in favour of the Corporation and the holders of the Exchangeable Shares under or pursuant thereto.

Section 11.2

The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its obligations under, the Voting, Exchange and Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

(a) adding to the covenants of the other party or parties to such agreement for the protection of the holders of Exchangeable Shares; or

(b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that such provisions and modifications will not be prejudicial or adverse to the interests of the holders of Exchangeable Shares; or

(c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any defect or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

ARTICLE 12
LEGEND; CALL RIGHTS

Section 12.1

The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Call Rights and the Voting, Exchange and Support Agreement.

Section 12.2

Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Call Rights in favour of Callco or its assignee (as provided in the Voting, Exchange and Support Agreement) and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco or its assignee (as provided in the Voting, Exchange and Support Agreement) as therein provided.

Section 12.3

The Corporation, Callco and Goldstrike, as the case may be, shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco or Goldstrike, as the case may be, is required to deduct and withhold with respect to such payment under the ITA, the U.S. tax laws or any other relevant provisions of provincial, state, local or foreign tax laws, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that such amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Goldstrike or Callco, as the case may be, shall promptly notify the holder and unless such holder remits the excess in cash to the Corporation, Goldstrike or Callco, as the case may be, before the time when the Corporation, Goldstrike or Callco, as the case may be, would otherwise be required or permitted to redeem or purchase Exchangeable Shares from the holder or pay the consideration to the holder, then none of the Corporation, Goldstrike or Callco shall be obligated to redeem or purchase any of the holder's Exchangeable Shares or to deliver any part of the non-cash consideration to the holder; provided, however that the Corporation, Goldstrike or Callco may never the less, in its sole discretion, elect to redeem or purchase (as the case may be) the holder's Exchangeable Shares, and in that event the Corporation, Callco and Goldstrike are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Goldstrike or Callco, as the case may be, to enable it to remit sufficient funds to the appropriate governmental authority and the Corporation, Goldstrike or Callco, as the case may be, shall in that event notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale. Based upon facts currently known to them, they have no current intention, as at the date of this Agreement, to deduct or withhold from any dividend or other consideration paid (i) to holders of Exchangeable Shares any amounts under the U.S. tax laws; or (ii) to holders of Exchangeable Shares who are resident in Canada for the purposes of the ITA any amounts under the Canadian tax laws.

In order to assist the Corporation, Goldstrike and Callco, as the case may be, in complying with any such deduction and withholding requirement, the relevant holder shall, to the extent applicable, deliver to the Corporation, Goldstrike or Callco, as the case may be, (i) if such holder is an individual, trust or corporation, a declaration sworn by the individual, a trustee or a director, as the case may be, before a notary or commissioner for oaths to the effect that such holder, is not and will not be, on the date of payment, a non-resident of Canada for the purposes of the ITA or (ii) if such holder is a partnership, a declaration sworn by a general partner before a notary or commissioner for oaths to the effect that such holder is a Canadian partnership, as defined in the ITA.

Section 12.4

A holder may not Transfer any Exchangeable Shares (or any other securities of the Corporation received on account of the holder's ownership of Exchangeable Shares) unless such Transfer is (i) a Transfer of Exchangeable Shares by such holder for the Exchangeable Share Consideration pursuant to the terms hereof or the Voting, Exchange and Support Agreement or (ii) is a Transfer approved by the Board of Directors, which approval may not be unreasonably withheld; provided, however, that the Board of Directors shall not approve any Transfer which would violate the registration provisions of the Securities Act of 1933, as amended. As used above, the term "**Transfer**" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in such securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such securities.

ARTICLE 13
MISCELLANEOUS

Section 13.1

Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or

delivery to the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy, facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

Section 13.2

Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the principal executive offices of the Corporation or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Exchangeable Shares, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder, mailing the same.

Section 13.3

Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail or telecopy, shall only be deemed to have been given and received on the second Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

Section 13.4

For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

Section 13.5

All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

Section 13.6

Immediately upon the issuance and delivery to a holder of Exchangeable Shares at any time and from time to time of Goldstrike Shares and the other Exchangeable Share Consideration (if any) pursuant to any Call Right, or any Insolvency Exchange Right or Automatic Exchange Right (as such terms are defined in the Voting, Exchange and Support Agreement), the Exchangeable Shares which are the subject of any such right shall be automatically converted into Common Shares of the Corporation on a one-for-one basis and the holder thereof is entitled to a certificate or certificates upon demand representing the Common Shares resulting from such conversion. All Common Shares issued by the Corporation in respect of any conversion of issued and fully paid Exchangeable Shares shall be deemed to be fully paid and non-assessable.